PROOF

COMMON STOCK

NUMBER

INCORPORATED UNDER THE LAWS OF THE STATE OF WASHINGTON



COMMON STOCK

SHARES

SEE REVERSE FOR CERTAIN DEFINITIONS

VENTURE FINANCIAL GROUP, INC.

CUSIP 92327R 10 3

This Certifies that

is the owner of

FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, NO PAR VALUE PER SHARE OF

CERTIFICATE OF STOCK

VENTURE FINANCIAL GROUP, INC.

(hereinafter called the "Corporation"), transferable only on the books of the Corporation by the holder hereof, in person or by a duly authorized attorney or legal representative, upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

DATED:

SECRETARY

VENTURE FINANCIAL GROUP, INC. CORPORATE SEAL NOVEMBER 1983 WASHINGTON

CHAIRMAN

COUNTERSIGNED AND REGISTERED:
REGISTRAR AND TRANSFER COMPANY
TRANSFER AGENT AND REGISTRAR

BY:

AUTHORIZED SIGNATURE

MIDWEST

PROOF